EXHIBIT 99.1

Zomedica Pharmaceuticals Corp. Announces Year End 2019 Financial Results

ANN ARBOR, Mich., Feb. 26, 2020 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (NYSE American:ZOM) (“Zomedica” or “Company”), a veterinary diagnostic company, announced consolidated financial results for the year ended December 31, 2019. Amounts, unless specified otherwise, are expressed in U.S. dollars and presented under accounting principles generally accepted in the United States of America (“U.S. GAAP”).

“During 2019 we made significant progress in the development of TRUFORMA™, our point-of-care biosensor platform. We are focused on completing our development work and commencing commercialization of TRUFORMA™ by the end of 2020,” said Shameze Rampertab, CFO and Interim CEO.

Summary Year End 2019 Results

Zomedica recorded net loss and comprehensive loss for the year ended December 31, 2019 of $19,784,054 or $0.19 per share, compared to a loss of $16,647,687 or $0.18 per share for the year ended December 31, 2018.

Zomedica, which is in the development stage, recorded no revenues in 2019. The 2019 net loss resulted from research and development (“R&D”) expenses of $10,345,291, general and administrative (“G&A”) expenses of $7,114,777, and professional fees of $1,536,646. For the year ended December 31, 2018, the loss was attributed to R&D expenses of $10,317,153, G&A expenses of $4,521,349, and professional fees of $1,534,977.

Research and development expense for the year ended December 31, 2019 was $10,345,291 compared to $10,317,153 for the year ended December 31, 2018, an increase of $28,138 or less than 1%. The increase was primarily due to an increase in third-party expenses relating to the development of our product candidate developments and the addition of full-time employees. Contracted expenditures increased $1,098,987 and salaries increased $96,934. These costs were partially offset by a reduction in licensing fees. In 2019, we paid licensing fees of $5,000,000 related to the development of our development of TRUFORMA™ platform, and licensing fees of $736,841 related to the development of our liquid biopsy platform. In 2018, we paid licensing fees of $5,413,158 related to the development of our TRUFORMA™ platform and $1,738,513 related to the development of our diagnostic platform.

General and administrative expense for the year ended December 31, 2019 was $7,114,777, compared to $4,521,349 for the year ended December 31, 2018, an increase of $2,593,428 or 57%. The increase was due to an increase in salaries, bonus and benefits of $2,853,769, which included share-based compensation expense of $2,539,092 resulting from the granting of options to purchase an aggregate of 7,495,000 common shares, all of which vested upon the dates of grant. Other increases in salaries, bonus and benefits were due to increases in sales, marketing and other administrative salaries and benefits. Marketing and investor relations expense increased by $245,997, and travel and accommodation expense increased by $169,383, which were partially offset by a reduction in regulatory costs of $329,666 and a decrease in rent of $263,279 which was reclassified to amortization of right-of-use asset

Professional fees for the year ended December 31, 2019 were $1,536,646 compared to $1,534,977 for the year ended December 31, 2018, an increase of $1,669 or less than 1%. The increase was primarily due to increased expenses resulting from an increase in our SEC reporting and registration activities.

Liquidity and Outstanding Share Capital

Zomedica had cash and cash equivalents of $510,586 as of December 31, 2019, compared to $1,940,265 as of December 31, 2018. The decrease in cash during the year ended December 31, 2019 is mainly a result of cash flows used in operating activities partially offset by cash flows provided by finance activities as discussed below.

Net cash used in operating activities for the year ended December 31, 2019 was $15,634,064, compared to $11,147,528 for the year ended December 31, 2018, an increase of $4,486,536 or 40%. The increase in net cash used in operating activities resulted primarily from the increase in our net loss, as well as a decrease in accounts payable and accrued liabilities of $288,994, partially offset by an increase in non-cash expenses including stock-based compensation of $2,539,092, amortization of right-of-use asset of $509,381, utilization of deposits and prepaid expenses of $332,826 and depreciation of $277,150.

Net cash provided by financing activities for the year ended December 31, 2019 was $14,891,317, compared to net cash provided by financing activities of $10,258,643 for the year ended December 31, 2018, an increase of $4,632,674 or 45%. The increase in cash from financing activities resulted from $12,000,000 in proceeds from the private sale of preferred shares, $3,000,000 in proceeds from our underwritten public offering of common stock, net of financing costs, and $600,000 in proceeds from the exercise of stock options, partially offset by $4,002,496 from the private sale of our common shares, proceeds of $2,034,307 from the exercise of stock options and common stock subscriptions of $4,280,000, partially offset by stock issuance costs of $58 in 2018.

Net cash used in investing activities for the year ended December 31, 2019 was $686,932, compared to $618,997 for the year ended December 31, 2018, an increase of $67,935 or 11%. The increase in net cash used in investing activities resulted primarily from costs associated with the digital data platform, the construction of marketing assets, and the capitalization of integration costs associated with the implementation of an ERP system, partially offset by investments in additional leasehold improvements, equipment and furniture for additional office and lab space in Ann Arbor during 2018..

At December 31, 2019, Zomedica had 108,038,398 common shares issued and outstanding. At February 26, 2020, Zomedica had 128,871,732 common shares issued and outstanding as a result of its previously announced February 2020 offering.

As of December 31, 2019, and December 31, 2018, Zomedica had shareholders’ equity of $2,059,459 and $3,657,000, respectively. After giving effect to the February 2020 offering, Zomedica’s pro forma shareholders’ equity at December 31, 2019 was $4,285,309.

As disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Zomedica’s audited financial statements contained an unqualified audit opinion from its independent registered public accounting firm that included a going concern explanatory paragraph.

For complete financial results, please see Zomedica’s filings on EDGAR and SEDAR or visit the Zomedica website at www.ZOMEDICA.com.

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American:ZOM) is a veterinary diagnostic company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include novel diagnostics and innovative therapeutics that emphasize patient health and practice health. With a team that includes clinical veterinary professionals, it is Zomedica’s mission to give veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Reader Advisory

Except for statements of historical fact, this news release contains certain "forward-looking information" or “forward-looking statements” (collectively, “forward-looking information” within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and pilot and pivotal studies, uncertainty as to the likelihood and timing of regulatory approvals, availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to future clinical trials, regulatory approvals, safety and efficacy of our products, the use of our product, intellectual property protection and the other risk factors disclosed in our filings with the Securities and Exchange Commission and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contacts
Shameze Rampertab, CPA, CA, Interim CEO and CFO
srampertab@zomedica.com
+1 647.283.3630

PCG Advisory Group
Kirin Smith, COO
ksmith@pcgadvisory.com
+1 646.863.6519
www.pcgadvisory.com

Media Contact
Meredith Newman
mnewman@zomedica.com
+1 734.369.2555